Exhibit 99.1

TransAtlantic Petroleum Announces Changes in Board and Accounting Firm and Provides Updates on Hedging, Response to Oil Price Decline, Series A Preferred Share Dividends, Potential Reliance on SEC Order, License Deadline Extensions, and Annual Meeting

Hamilton, Bermuda (April 9, 2020) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced changes in the Company’s board of directors and independent registered accounting firm and provided an update on its hedging program, its response to the recent oil price decline, upcoming dividends on its 12.0% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”), its potential reliance on a Securities and Exchange Commission (“SEC”) order for reporting relief, the extension of the deadlines for the work requirements under the Company’s explorations licenses in Turkey, and the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”).

Board of Directors

The Company deeply regrets to announce that Bob G. Alexander, a member of the Company’s board of directors, passed away on April 5, 2020. Mr. Alexander had been a director of the Company since 2010. Mr. Alexander had extensive experience as an executive officer in the oil and natural gas services industry and had extensive financial, executive leadership, and organizational experience. He was a petroleum engineer, and the board of directors regularly relied on his engineering expertise. Mr. Alexander served on various committees of the board of directors, including serving as chairman of the special committee formed in connection with the sale of the Company’s oilfield services business.

On April 3, 2020, Mel G. Riggs, a member of the Company’s board of directors, informed the board of directors that he will not stand for re-election as a director and will step down at the end of his term effective as of the Annual Meeting. Mr. Riggs will continue to serve as a director until such time.

On April 6, 2020, the board of directors appointed Mr. K. Kirk Krist as a director, effective April 7, 2020, to fill the vacancy created by the death of Mr. Alexander. The board of directors had previously identified Mr. Krist as director nominee to stand for election at the Annual Meeting. Mr. Krist, 61, has served as president and chief executive officer of The K. Kirk Krist Company, a Houston-based private company specializing in oil and gas leasing, land management, farmouts, mergers, investments, venture capital, acreage swaps, mineral interests, overrides, royalties, acquisitions and divestitures, since 1981. From 1997 until a 2010 sale to Halliburton (NYSE: HAL), Mr. Krist served as a member of the board of directors, and from 2002 to 2006 as chairman of the board of directors, of Boots & Coots International Well Control, Inc. (Amex: WEL), a well control service company. Mr. Krist served as chairman and chief executive officer of Applied Snubbing Technology from 1997 until its sale in 1999 to Cudd Pressure Control/RPC (NYSE: RES). Mr. Krist served as chief executive officer and president of K. Kirk Krist & Associates, Inc. (“KKK&A”), a Houston-based land management services company, from 1981 until 1997 when Mr. Krist sold his interest in KKK&A to its management team. Mr. Krist earned a B.B.A. from the University of Texas.

Independent Registered Public Accounting Firm

On April 7, 2020, after request by the audit committee of the Company’s board of directors in connection with the Company’s efforts to reduce general and administrative expenses, RBSM LLP (“RBSM”) notified the Company that RBSM will not seek re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and has resigned effective April 7, 2020.

Effective April 8, 2020, the Company’s board of directors appointed DMF Sistem Uluslararası Bağımsız Denetim Danışmanlık ve YMM A.Ş. (“DMF”) to serve as the Company’s independent registered public accounting firm until the appointment of an independent registered public accounting firm at the Annual Meeting. The Company has consulted with DMF on certain Turkish tax matters, and DMF has served as the Company’s statutory auditor in Turkey since 2011.

Hedging Update

On April 3, 2020, the Company entered into a new swap contract with DenizBank, A.S., which hedged approximately 2,000 barrels of oil per day of the Company’s oil production in Turkey. The swap contract had a Brent strike price of $36.00 and is in place from May 2020 through February 2021.

Response to Recent Oil Price Decline

As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, in March 2020, crude oil prices declined to approximately $25 per barrel for Brent crude as a result of market concerns about the economic impact from the coronavirus (“COVID‑19”) as well as the ability of OPEC and Russia to agree on a perceived need to implement further production cuts in response to weaker worldwide demand. In order to mitigate the impact of reduced prices on the Company’s 2020 cash flows and liquidity, the Company has implemented cost reduction measures to reduce operating costs and general and administrative expenses, including reductions in staff and compensation which the Company expects to reduce labor expenses in Dallas, Texas by approximately 50%. The Company will continue to implement cost-cutting initiatives during the second quarter of 2020.

Dividends on Series A Preferred Shares

Given the Company’s current hedges, the recent oil price decline, and the implemented cost reduction measures, the Company currently anticipates that it may pay the remaining quarterly dividends in 2020 on its 12.0% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) in its Common Shares, par value $0.10 per share (“Common Shares”), as permitted by the certificate of designation for the Series A Preferred Shares. If the dividend is paid in Common Shares, the dividend rate will be 16% of the liquidation preference on the Series A Preferred Shares. Such payments may result in significant dilution to the holders of Common Shares.

Potential Reliance on SEC Order for Reporting Relief

As a result of the above reductions in staff and compensation, associated shifts in accounting responsibilities, and the suspension of in-person operations at the Company’s headquarters as a result of COVID-19, the Company anticipates that it may need to rely on SEC Order 34-88465 under the Securities Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports for registrants impacted by COVID-19, in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “March 31, 2020 Form 10-Q”). The Company will file the March 31, 2020 Form 10-Q as soon as practicable and will provide an update as to the anticipated filing date for the March 31, 2020 Form 10-Q prior to the original filing deadline for the report.

License Deadline Extensions

The Company has applied for and received a six-month extension on the deadlines for work requirements under the Company’s explorations licenses in Turkey, including the Temrez and Selmo exploration licenses.

Annual Meeting

The Company currently intends to host its Annual Meeting on Friday, June 5, 2020 at 1:00 p.m. Central time (2:00 p.m. Eastern time) in Ballroom B at The Clubs of Prestonwood, 15909 Preston Road, Dallas, Texas 75248. After the meeting, the Company will offer an audio recording of the Annual Meeting. To listen to the audio recording, please visit the Company’s website at www.transatlanticpetroleum.com, click on “Investors,” and select “Annual Meeting.”

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning changes in the Company’s board of directors and independent registered accounting firm, the Company’s hedging program, its response to the recent oil price decline, upcoming dividends on its Series A Preferred Shares, its potential reliance on an SEC order for reporting relief, the extension of the deadlines for the work requirements under the Company’s explorations licenses in Turkey, and the holding of the Annual Meeting, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, exploration, production, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; well development results; access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products, including price changes resulting from coronavirus fears as well as oil oversupply concerns; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products, including price changes resulting from coronavirus fears as well as oil oversupply concerns; the results of exploration and development drilling and related activities; the effects of the coronavirus on the Company’s operations, demand for oil and natural gas as well as governmental actions in response to the coronavirus; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; the unwinding of the Company’s hedges against a decline in the price of oil; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including sanctions, armed conflicts, and actions by insurgent groups; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Contacts:

Tabitha T. Bailey

Vice President, General Counsel and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com